Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports Second Quarter 2019 Financial Results

Q2 Revenue $14.2 million, Q2 EPS ($0.30)

Bellevue, WA -- August 12, 2019 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the second quarter of 2019.

“In May of 2019 we announced a series of initiatives called ‘One Bsquare’ that recognize and build on the connection between our smart device business and associated third-party software business and the IoT opportunity.  We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control and decision making, and operate securely at scale,” said Bsquare President and CEO Ralph C. Derrickson.  “We have an opportunity to help companies transform their businesses and operations to these intelligent systems that leverages our unique combination of expertise with embedded operating systems and IoT software and services.”

“In Q2 we started implementation of the One Bsquare initiatives.  During the quarter we restructured our executive team flattening the organization and adding entrepreneurial leaders, and we formed a new team to focus on strategic partnerships.  We downsized our software development organization and initiated the sales and marketing of our software and services for intelligent devices and systems.  And, we announced a new customer in the facilities management space - Arcus FM - that we believe is representative of the customers we’ll be closing moving forward.”

“Our revenue was on the high end of our guidance and margins were in-line with guidance. Our efforts to manage expense are starting to impact our financials as our on-going operating expense, excluding restructuring costs, were at the lowest level since Q4 2016.  While I am pleased with these results, it will take another two or three quarters before the full impact of our rebuilding efforts is consistently reflected in our operating results,” concluded Mr. Derrickson.

Second Quarter 2019 Financial Highlights

•

Revenue was $14.2 million, down by $900,000 from $15.1 million in the first quarter of 2019, down 26.2% compared to the second quarter of 2018 and down 6.1% compared to the first quarter of 2018, primarily due to lower sales of Microsoft Windows Embedded operating systems.

•	Operating expenses in the second quarter included a $1.4 million charge for restructuring costs associated with a workforce reduction plan approved by the Board of Directors during the quarter.
•

GAAP net loss for the current quarter was $3.9 million, or $0.30 per diluted share, compared to net loss of $3.7million, or $0.29 per diluted share, in the second quarter of 2018 and net loss of $2.8 million, or $0.22 per diluted share, in the first quarter of 2019.  The GAAP net loss for the quarter includes $1.4 million in restructuring costs.

•	Excluding the charge for restructuring costs of $1.4 million, net loss for the current quarter was $2.5 million, or $(0.19) per diluted share, as adjusted (1).
•	Adjusted EBITDAS (2) was negative $2.2 million, compared to negative $3.6 million in the second quarter of 2018 and negative $2.5 million in the first quarter of 2019.
•

Cash, cash equivalents, restricted cash, and short-term investments on June 30, 2019 totaled $12.6 million, a decrease of approximately $2.7 million from March 31, 2019 and a decrease of $4.4 million from December 31, 2018

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	June 30, 2019	June 30, 2018	Q2-Q2 Change (3)	March 31, 2019	Q2-Q1 Change (2)
Revenue:
Third-party software	$11,684	$16,992	$(5,308)	$13,101	$(1,417)
Proprietary software	258	281	(23)	251	7
Professional engineering service	2,238	1,930	308	1,744	494
Total revenue	14,180	19,203	(5,023)	15,096	(916)
Total gross profit	$2,423	$3,261	$(838)	$2,391	$32
Gross margins (3):
Third-party software	15%	15%	0%	15%	0%
Proprietary software	67%	64%	2%	15%	52%
Professional engineering service	22%	29%	(8)%	23%	(1)%
Total gross margin	17%	17%	0%	16%	1%
Total operating expenses	$6,352	$6,979	$(627)	$5,270	$1,082
Total operating expenses excluding restructuring costs (1)	4,976	6,979	(2,003)	5,270	(294)
Net loss	(3,868)	(3,683)	(185)	(2,846)	(1,022)
Per diluted share	(0.30)	(0.29)	(0.01)	(0.22)	(0.08)
Net loss excluding restructuring costs (1)	(2,492)	(3,683)	1,191	(2,846)	354
Per diluted share excluding restructuring costs (1)	(0.19)	(0.29)	0.10	(0.22)	0.03
Adjusted EBITDAS (2)	(2,228)	(3,570)	1,342	(2,517)	289
Cash, cash equivalents and short-term investments	$12,560	$17,861	$(5,301)	$15,263	$(2,703)

Notes:

(1)	Net loss excluding restructuring costs and per diluted share excluding restructuring costs are non-GAAP measurements.
(2)

Adjusted EBITDAS = Income (loss) from operations before depreciation, amortization, stock compensation expense, restructuring costs, and goodwill impairment charge. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

(3)	For gross margin, amount represents percentage point change.

Financial Commentary on Second Quarter 2019 Results (Compared to Second Quarter 2018)

•	Third-party software revenue decreased for the quarterly period, driven by lower sales of Microsoft Embedded and Windows Mobile operating systems in Europe.
•	Proprietary software revenue decreased for the quarterly period, primarily due to lower DataV software sales.
•	Professional engineering service revenue increased when compared to the prior year quarterly period, primarily from completion of a customer project in the current quarter.
•

Operating expenses, excluding the charge for restructuring costs of $1.4 million, decreased when compared to the second quarter of 2018 due to lower salary, benefit and marketing costs from spending reductions initiated in second half of 2018 and first half of 2019.

•	Excluding the charge for restructuring costs of $1.4 million, net loss for the current quarter decreased by $1.2 million, or $(0.10) per diluted share, as adjusted, vs. the second quarter of 2018.

Third Quarter 2019 Outlook

In the third quarter, we will continue with and accelerate the implementation of the previously announced One Bsquare initiatives to realign our business.

Management currently has the following expectations for the third quarter of 2019:

•	Revenue in the range of $12.5 million to $14.5 million; and
•	Blended gross margin in the 15% to 17% range.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Conference Call

Management will host a conference call today, August 12, 2019, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-800-239-9838 or 1-856-344-9316 for international callers, and reference “BSQUARE Corporation Second Quarter 2019 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 6669112. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About Bsquare Corporation

Bsquare builds technology that is powering the next generation of intelligent devices and the systems in which they operate.  We believe the promise of IoT will be realized through the development of intelligent devices and intelligent systems that are cloud-enabled, contribute data, facilitate distributed control & decision making, and operate securely at scale. Bsquare's suite of services and software components allow our customers to create new revenue streams and operating models while providing new opportunities for lowering costs and improving operations. We serve a global customer base from offices in Bellevue, Washington, the United Kingdom and Taiwan. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Internet of Things, and our product and service offerings more generally; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:	Investor Contact:
Peter Biere, Chief Financial Officer	Leslie Phillips
BSQUARE Corporation	The Blueshirt Group
+1 425.519.5900	+ 1 415.217.5869
investorrelations@bsquare.com	leslie@blueshirtgroup.com

###

Bsquare, the Bsquare Logo, and DataV are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,333	$10,005
Restricted cash	600	263
Short-term investments	5,627	6,409
Accounts receivable, net of allowance for doubtful accounts of $31 and $40 at June 30, 2019 and December 31, 2018, respectively	8,957	11,581
Contract assets	788	1,053
Prepaid expenses and other current assets	592	685
Total current assets	22,897	29,996
Restricted cash, long-term	—	263
Equipment, furniture and leasehold improvements, less accumulated depreciation	450	911
Intangible assets, less accumulated amortization	218	267
Deferred tax assets	7	7
Right-of-use lease asset, net	897	—
Other non-current assets	498	550
Total assets	$24,967	$31,994
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$7,378	$7,620
Accounts payable	680	565
Accrued compensation	1,585	1,629
Other accrued expenses	65	653
Deferred rent	—	347
Deferred revenue	1,104	1,652
Operating lease	1,070	—
Total current liabilities	11,882	12,466
Deferred rent, long-term	—	150
Deferred revenue, long-term	1,094	1,037
Operating lease, long-term	156	—
Shareholders' equity:
Preferred stock, no par: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par: 37,500,000 shares authorized; 12,794,598 and 12,777,573 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	138,562	138,280
Accumulated other comprehensive loss	(1,000)	(926)
Accumulated deficit	(125,727)	(119,013)
Total shareholders' equity	11,835	18,341
Total liabilities and shareholders' equity	$24,967	$31,994

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Third-party software	$11,684	$16,992	$24,785	$33,056
Proprietary software	258	281	509	2,076
Professional engineering service	2,238	1,930	3,982	4,749
Total revenue	14,180	19,203	29,276	39,881
Cost of revenue:
Third-party software	9,923	14,480	21,072	27,834
Proprietary software	86	100	299	141
Professional engineering service	1,748	1,362	3,091	3,445
Total cost of revenue	11,757	15,942	24,462	31,420
Gross profit	2,423	3,261	4,814	8,461
Operating expenses:
Selling, general and administrative	3,082	4,901	6,016	10,349
Research and development	1,894	2,078	4,230	4,308
Restructuring costs	1,376	—	1,376	—
Total operating expenses	6,352	6,979	11,622	14,657
Loss from operations	(3,929)	(3,718)	(6,808)	(6,196)
Other income, net	61	47	94	91
Loss before income taxes	(3,868)	(3,671)	(6,714)	(6,105)
Income tax benefit (expense)	—	(12)	—	(12)
Net loss	$(3,868)	$(3,683)	$(6,714)	$(6,117)
Basic loss per share	$(0.30)	$(0.29)	$(0.52)	$(0.48)
Diluted loss per share	$(0.30)	$(0.29)	$(0.52)	$(0.48)
Net loss excluding restructuring costs (1)	$(2,492)	$(3,683)	$(5,338)	$(6,117)
Per diluted share excluding restructuring costs (1)	$(0.19)	$(0.29)	$(0.41)	$(0.48)
Shares used in per share calculations:
Basic	12,855	12,697	12,879	12,685
Diluted	12,855	12,697	12,879	12,685

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Loss from operations, as reported	$(3,929)	$(3,718)	$(6,808)	$(6,196)
Depreciation and amortization	286	164	480	305
Stock-based compensation	39	(16)	207	315
Restructuring costs	1,376	—	1,376	—
Adjusted EBITDAS (1)	$(2,228)	$(3,570)	$(4,745)	$(5,576)

(1)

Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as income (loss) from operations before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, stock-based compensation expense, restructuring, and goodwill impairment. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided (used) by operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, BSQUARE regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999